Exhibit 99.12
CONVENIENCE TRANSLATION
2004 CONSOLIDATED FINANCIAL STATEMENTS of Schering AG, Berlin
List of Group shareholdings
(as of December 31, 2004)

		Interest in capital
No.	Name and domicile of company	(%)
	I. SUBSIDIARIES

	GERMANY

1	Schering AG, Berlin (parent company)
2	AWAG Arzneimittelwerk Altona AG, Hamburg	100,00
3	Schering Deutschland Holding AG, Hamburg	100,00
4	Bergazyme GmbH, Berlin	100,00
5	Berlichem Verwaltungsgesellschaft für Chemie mbH, Berlin	100,00
6	Berlimed Verwaltungsgesellschaft mbH, Berlin	100,00
7	Menadier Heilmittel GmbH, Hamburg	100,00
8	Berlitech Verwaltungsgesellschaft mbH, Berlin	100,00
9	Borsig-Kokswerke GmbH, Berlin	100,00
10	EnTec GmbH, Hamburg	75,00
11	Institut für Diagnostikforschung GmbH, Berlin	100,00
12	Jenapharm GmbH & Co. KG, Jena	100,00
13	Kokswerke und Chemische Fabriken GmbH, Berlin	100,00
14	Medrad Medizinische Systeme GmbH, Würzburg	100,00
15	Schering Finnland Holding GmbH Berlin	100,00
16	Pharma Verlagsbuchhandlung GmbH, Berlin	100,00
17	Schering Africa GmbH, Berlin	100,00
18	Schering Asia GmbH, Berlin	100,00
19	Schering Deutschland GmbH, Berlin	100,00
20	Schering Forschungsges.mbH, Berlin	100,00
21	Schering GmbH und Co. Produktions KG, Weimar	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
22	Schering Kahlbaum GmbH, Berlin	100,00
23	Schering Versicherungs-Vermittlung GmbH, Berlin	100,00
24	Schering Verwaltungsgesellschaft mbH, Weimar	100,00
25	HTV-Gesellschaft für Hochtemperaturverbrennung mbH, Bergkamen	100,00
26	BerliServe Professional Services GmbH Berlin	100,00
27	Schering International Holding GmbH, Berlin	100,00
28	Intendis GmbH, Berlin	100,00
29	Kosinus Grundstücks-Verwaltungsgesellschaft mbH & Gamma oHG, Berlin	100,00
30	Kosinus Grundstücksverwaltungsgesellschaft mbH, Berlin	100,00
31	ScherAdmin 01 GmbH, Berlin	100,00
32	Intendis Dermatologie GmbH, Berlin	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	EUROPE (excl. Germany)

33	Berlipharm N.V., Machelen/Belgium	99,96
34	N.V. Schering S.A., Machelen/Belgium	100,00
35	Mediwest Denmark ApS, Frederiksberg/Denmark	100,00
36	Schering A/S, Albertslund/Denmark	100,00
37	Schering OY, Turku/Finland	100,00
38	Schering Slovakia s.r.o., Bratislava/Slovakia	100,00
39	Medrad France S.A.R.L., Rungis Cedex/France	100,00
40	Intendis S.A.S., Lys-Lez-Lannoy/France	100,00
41	Schering S.A., Lys-Lez-Lannoy/France	99,99
42	CIS bio international S.A., Gif sur Yvette Cedex France	100,00
43	Schering Hellas A.E., Athens/Greece	100,00
44	Schering Agrochemicals (Holdings) Ltd., Burgess Hill/Great Britain	100,00
45	Schering Health Care Ltd., Burgess Hill/Great Britain	100,00
46	Schering Holdings Ltd., Burgess Hill/Great Britain	100,00
47	Schering Industrial Products Ltd., Burgess Hill/Great Britain	100,00
48	Schering Industrial Products (Holdings) Ltd., Burgess Hill/Great Britain	100,00
49	Schering Warehousing Ltd., Burgess Hill/Great Britain	100,00
50	CIS UK Ltd., Bucks/Great Britain	100,00
51	Medrad Italia S.R.L., Pavia/Italy	100,00
52	Schering S.p.A., Milan/Italy	100,00
53	Berlipharm B.V., Weesp/Netherlands	100,00
54	Medrad Europe B.V., Maastricht/Netherlands	100,00
55	Schering Nederland B.V., Weesp/Netherlands	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
56	Mediwest Norway AS, Oslo/Norway	100,00
57	Schering Norge A/S, Stabekk/Norway	100,00
58	Schering Austria Ges.m.b.H., Vienna/Austria	100,00
59	Intendis Austria Ges.m.b.H., Vienna /Austria	100,00
60	LUSAL Producao Quimico-Farmacéutica Luso-Alema Lda., Mem-Martins/Portugal	100,00
61	Schering Lusitana Lda., Mem-Martins/Portugal	100,00
62	AO Schering, Moscow/Russia	100,00
63	Mediwest Scandinavia AB, Gothenburg/Sweden	100,00
64	Schering Nordiska AB, Stockholm/Sweden	100,00
65	Berlis AG, Schlieren/Switzerland	100,00
66	Schering (Schweiz) AG, Schlieren/Switzerland	100,00
67	Berlimed S.A., Madrid/Spain	51,00
68	Compania de Implantes Clinicos S.A., Madrid/Spain	100,00
69	Justesa Imagen S.A., Madrid/Spain	51,00
70	Schering España S.A., Madrid/Spain	99,98
71	Schering Pharma S.R.O., Prague/Czech. Rep.	100,00
72	Schering Alman llac ve Ecza Ticaret Ltd. Sirketi, Istanbul/Turkey	100,00
73	Schering KFT., Budapest/Hungary	100,00
74	Medrad UK Limited, Burgess Hill/Great Britain	100,00
75	Berlifarma Lda., Mem Martins/Portugal	100,00
76	Theramex S.p.A., Milan/Italy	51,00
77	Schering Polska Sp.z o.o., Warsaw/Poland	100,00
78	Scherimed S.A., Madrid/Spain	100,00
79	MAP Medical Technology OY, Tikkakoski/Finland	100,00
80	MAP AB, Stockholm Sweden	100,00
81	UAB Schering, Vilnius Lithuania	100,00
82	Intendis S.p.A., Milan /Italy	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
83	Intendis Manufacturing S.p.A., Milan/Italy	100,00
84	Intendis IIacTicaret Limited Sirketi, Istanbul/Turkey	100,00
85	Intendis Farma S.A., Madrid/Spain	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	NORTH AMERICA

86	Berlex Canada Inc., Montreal/Canada	100,00
87	Berlex Inc., Wilmington/Delaware/USA	100,00
88	Beta Center Inc., Wilmington/Delaware/USA	100,00
89	Berlichem Inc., Wilmington/Delaware/USA	100,00
90	Island Chemical Company Inc., Wilmington/Delaware/USA	100,00
91	Intendis Inc., Montville/New Jersey USA	100,00
92	Medrad Inc., Pittsburgh/Pennsylvania/USA	100,00
93	MyoTech Inc., San Diego/California/USA	100,00
94	Nor-Am Agro LLC, Wilmington/Delaware/USA	100,00
95	SB Capital Corporation, Wilmington/Delaware/USA	100,00
96	Schering Berlin Inc., Wilmington/Delaware/USA	100,00
97	Schering Berlin Venture Cap. Corp., Wilmington/Delaware/USA	100,00
98	CIS US Inc., Bedford/Massachusetts/USA	100,00
99	SCIC Holdings LLC, Wilmington/Delaware/USA	100,00
100	Schering Berlin Insurance Comp. Inc., Burlington/Vermont/USA	100,00
101	Nor-AM Land Comp. Inc., Wilmington/Delaware/USA	100,00
102	MFSC Medrad Foreign Sales Corp., Bridgetown, Barbados	100,00
103	MTFP Inc., Indianola/Pennsylvania/USA	100,00
104	MSVC Inc., Indianola/Pennsylvania/USA	100,00
105	Berlex Laboratories LLC, Seattle/Washington/USA	100,00
106	Collateral Therapeutics Inc., San Diego, California/USA	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	LATIN AMERICA

107	Schering Argentina S.A.I.C., Buenos Aires/Argentina	100,00
108	Schering Boliviana Ltda., La Paz/Bolivia	100,00
109	Justesa Imagen do Brasil, Rio de Janeiro/ Brazil	51,00
110	Medrad America Latina Ltda., Curitiba/Brazil	100,00
111	Schering do Brasil Quimica e Farmacéutica Ltda., Sao Paulo/Brazil	100,00
112	Laboratorio Berlimed S.A., Santiago/Chile	100,00
113	Schering de Chile S.A., Santiago/Chile	100,00
114	Schering Colombiana S.A., Bogotá/Colombia	100,00
115	Schering Dominicana S.A., Santo Domingo/Dominican Rep.	100,00
116	Schering Ecuatoriana C.A., Quito/Ecuador	100,00
117	Schering Guatemalteca S.A., Guatemala City/Guatemala	100,00
118	Centro Estratégico Canada Latinoamérica, Mexico City/Mexico	100,00
119	Justesa Imagen Mexicana S.A. de C.V., Mexico City/Mexico	75,01
120	Productos Químicos Naturales S.A. de C.V., PROQUINA, Orizaba/Mexico	100,00
121	Schering Mexicana S.A. de C.V., Mexico City/Mexico	100,00
122	Schering Las Americas S.A. de C.V., Colón/Panama	100,00
123	Schering Peruana S.A., Lima/Peru	100,00
124	Schering Uruguaya S.A., Montevideo/Uruguay	100,00
125	Schering de Venezuela S.A., Caracas/Venezuela	100,00
126	Medrad Mexicana, Ejidos de Tepepan-Xochimilco/Mexico	100,00
127	Justesa Imagen Argentina, Buenos Aires/Argentina	51,00
128	Schering Centroamericana C.A., S.A. San José/Costa Rica	100,00
129	Newprod S.A.I.C., Buenos Aires/Argentina	73,10
130	Intendis do Brasil Farmaceutica Ltda., Sao Paulo/Brazil	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	ASIA

131	Schering Pharmaceutical Ltd., Guangzhou/PR China	100,00
132	Schering (Hongkong) Ltd., Hong Kong	100,00
133	P.T. Schering Indonesia, Jakarta/Indonesia	85,00
134	Nihon Medrad Kabushiki Kaisha (Nihon Medrad KK), Osaka/Japan	100,00
135	Nihon Schering KK, Osaka/Japan	100,00
136	Schering (Korea) Ltd., Seoul/Korea	100,00
137	Schering Philippine Corp., Manila/The Philippines	100,00
138	Schering (China) Ltd., Hong Kong	100,00
139	Schering Taiwan Ltd., Taipei/Taiwan	100,00
140	Schering (Bangkok) Ltd., Bangkok/Thailand	100,00
141	Schering Chemicals Ltd., Bangkok/Thailand	100,00
142	Schering Asia-Pacific Private Limited / Singapore	100,00
143	Schering (Singapore) Private Ltd., Singapore	100,00
144	Schering (Malaysia) Sdn Bhd, Selangor/Malaysia	100,00

	AUSTRALIA / OCEANIA

145	Schering Pty. Ltd., Sydney/Australia	100,00
146	Imaxeon Pty. Ltd., Rydalmere/Australia	100,00
147	Schering (N.Z.) Ltd., Auckland/New Zealand	100,00

	AFRICA

148	Schering (Pty.) Ltd., Midrand/South Africa	100,00

CONVENIENCE TRANSLATION

		Interest in capital
No.	Name and domicile of company	(%)
	II. JOINT VENTURES

149	ALK-Scherax Arzneimittel GmbH, Hamburg	50,00
150	MedacSchering Onkoiogie GmbH, Munich	50,00

	III. ASSOCIATES

151	Parkmanagementgesellschaft BioTechPark Charlottenburg Management GmbH, Berlin 1)	25,00
152	Molypharma S.A., Madrid/Spain	22,29
153	R. Schering OHG, Berlin 1)	50,00
154	Medipharm Ltd., Lahore/Pakistan 1	49,00
155	BBB Biomedizinischer Forschungscampus Berlin Buch GmbH, Berlin 1)	20,00
156	UK Radiopharma Limited, London/Great Britain	50,00
157	Medac GmbH, Hamburg	25,00

1) Section 311 (2) HGB was applied due to the insignificance of the companies concerned